UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

VARONIS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 31st Floor New York, NY 10001	10001
(Address of Principal Executive Offices)	(Zip Code)

(877) 292-8767
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2015, the Board of Directors (the “Board”) of Varonis Systems, Inc. (the “Company”) resolved that the number of directors constituting the Board be increased from seven (7) to eight (8) and appointed Mr. Thomas F. Mendoza, effective as of June 1, 2015, to fill the vacancy on the Board created by such increase.  Mr. Mendoza was designated by the Board as a Class III Director, and his appointment shall remain in effect until the annual meeting of stockholders to be held in 2017 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Mendoza has served as vice chairman of NetApp, Inc., a storage and data management solutions provider, since March 2008. From October 2000 to March 2008, Mr. Mendoza served as president of NetApp, Inc. Prior to March 2000, he served in various capacities at NetApp, Inc., including senior vice president, worldwide sales and marketing, senior vice president, worldwide sales and vice president, North American sales.  The Company believes that Mr. Mendoza has specific attributes that qualify him to serve as a member of our board of directors.  In particular, he brings to the Board over thirty years of operational experience he gained from holding various executive positions at technology companies, including a publicly traded company.  Mr. Mendoza has served as a director of ServiceSource International, Inc. since March 2011 and has also served as a director of many other technology companies.  The Company believes that Mr. Mendoza’s strong mix of operational experience and deep understanding of the technology industry adds to the Board’s collective level of expertise, skill and qualifications.

In addition, the Board has approved a grant to Mr. Mendoza of an award of Restricted Stock Units (“RSUs”) with the number of shares of the Company’s common stock comprising such award to be equal to the quotient of $170,000 divided by the closing price of the stock on the NASDAQ Global Select Market on June 1, 2015, rounded to the nearest whole number of shares.  The RSUs granted to Mr. Mendoza will vest with respect to 1/12 of the RSUs upon the end of each calendar month following the date of the grant, subject to Mr. Mendoza’s continued service and will be subject to the other terms and conditions set forth in the Restricted Stock Unit Grant Notice and Award Agreement entered into with Mr. Mendoza.

There is no family relationship between Mr. Mendoza and any of the Company’s other officers or directors.  There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant, in which Mr. Mendoza had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: June 3, 2015	By:	/s/ Yakov Faitelson
	Name:	Yakov Faitelson
	Title:	Chief Executive Officer and President